Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
BioMarin Pharmaceutical Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-136963, 333-168552, 333-181697, 333-188620, 333-197759, 333-201504, 333-206094, 333-218695, and 333-234231) on Forms S-8 and in the registration statement (No. 333-212974) on Form S-3 of BioMarin Pharmaceutical Inc., of our reports dated February 27, 2020, with respect to the consolidated balance sheets of BioMarin Pharmaceutical, Inc. and subsidiaries, as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10-K of BioMarin Pharmaceutical, Inc. Our report refers to changes in accounting for leases and revenue.

/s/ KPMG LLP
San Francisco, California
February 27, 2020